Exhibit 99.1

UTSTARCOM AGREES TO ACQUIRE TELOS TECHNOLOGY, LEADING PROVIDER OF INDUSTRY-PROVEN PACKET CORE NETWORKS FOR CDMA2000

Acquisition Bolsters UTStarcom’s CDMA Infrastructure Portfolio; Extends Company’s Worldwide CDMA Initiative with New Technology, Markets

ALAMEDA, Calif., April 22, 2004— UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP access networking and services, today announced an agreement to acquire substantially all of the assets of Vancouver-based TELOS Technology, Inc., a leading provider of distributed mobile switching solutions for voice and data communication networks to the fast-growing rural, enterprise, and emerging wireless markets. The assets acquired will include TELOS’ complete product family, including the Sonata SE Softswitch, Sonata FS Feature Server, and Sonata OMC Operations Maintenance Center.

“Acquiring TELOS accelerates and expands our global CDMA strategy, complements our existing IP-based wireless product portfolio, and provides UTStarcom with access to new market segments—such as enterprise and rural—beyond our extremely successful PAS business,” said Hong Lu, president and chief executive officer of UTStarcom. “Additionally, TELOS builds upon our relationships with the top worldwide service providers and provides a team of experts who can focus exclusively on CDMA softswitch technology while our China team centers its efforts on UTStarcom’s Wideband CDMA (WCDMA) mSwitch™ softswitch solution.”

A PowerPoint presentation with additional details on the acquisition can be viewed on UTStarcom’s Web site at: http://www.utstar.com

“TELOS is excited to be a part of the UTStarcom team,” said Jack Mar, founder, chief executive officer and president of TELOS.  “This transaction represents an excellent opportunity to blend our IP-based CDMA network solution and accelerate UTStarcom’s Global Wireless Strategy.”

TELOS’ all-IP Code Division Multiple Access (CDMA) softswitch solutions extend UTStarcom’s Global Wireless Strategy, announced last month, with market-proven products that complement UTStarcom’s existing CDMA radio access network (RAN), CDMA Packet Data Serving Node (PDSN), IP-based Personal Access Systems (iPAS™), and third-generation (3G) portfolio. With the TELOS acquisition, UTStarcom can now offer tier-one global operators a full range of feature-rich, cost-competitive CDMA solutions. The deal also provides UTStarcom with a talented CDMA development team that has the specific expertise to manage UTStarcom’s new CDMA business division.

The transaction includes an initial cash consideration of $29 million, and is subject to an additional payment of up to $19 million based upon the achievement of certain revenue milestones. This transaction is subject to satisfaction of certain customary conditions and is anticipated to close in the second quarter 2004. TELOS CEO Jack Mar will serve as president of UTStarcom’s CDMA Division and corporate vice president. The UTStarcom CDMA business division will be headquartered at TELOS’ existing facility in Richmond, British Columbia.

Financial Guidance:

Detailed Financial Guidance on the newly formed UTStarcom CDMA Division (TELOS and Hyundai Syscomm) will be provided on the April 27 earnings conference call.

Preliminary guidance includes:

The company expects this division to contribute approximately $25 million in the second half of 2004 and to be accretive to EPS in the fourth quarter of 2004.

Specific guidance on the conference call will include:

Q2:

In Process R&D Charges

M&A Expense

R&D Expenses

2005:

Targeted shipments in excess of $100 million

Accretive to EPS

TELOS Softswitch Grows UTStarcom’s CDMA Infrastructure Portfolio

CDMA/CDMA2000 worldwide subscriber growth is projected to exhibit the fastest sequential growth of any wireless access technology through 2008. The TELOS acquisition will allow UTStarcom to diversify its 3G wireless offerings and actively pursue high-growth CDMA markets. This acquisition quickly follows UTStarcom’s March 2004 announcement to acquire CDMA pioneer Hyundai Syscomm for its 3G CDMA radio access network portfolio, RF expertise, and intellectual property portfolio.

The TELOS CDMA2000 softswitch can interface with Hyundai Syscomm’s IP base station and will enable UTStarcom to offer its customers the best possible system based on available spectrum, existing infrastructure, and roaming requirements. The acquisition also gives UTStarcom the opportunity to deliver hybrid CDMA/PAS solutions where economics and demographics require, and enter markets where PAS spectrum and licensing is not available.  TELOS’ product portfolio brings U.S. standards and existing CDMA interfaces to UTStarcom’s CDMA product offerings, while the company’s existing mSwitch platform supports international standards and WCDMA for worldwide markets.  Open, IP-based platforms will allow UTStarcom to provide carriers with one common IP core with support for multiple networks and 3G standards.

UTStarcom is now poised to lead the CDMA market with an established portfolio of products, expertise, and tier-one sales channels. By extending its world-class CDMA wireless product portfolio, UTStarcom can now offer greater flexibility to any North American or global operator with customized, cost-effective voice and data solutions.

Acquisition Reinforces Global Wireless Initiative

UTStarcom’s Global Wireless Strategy is to be a full-solutions global wireless provider by supplementing organic growth with strategic acquisitions when they expand the company’s global reach, leverage its operating model and sales channels, and advance its long-term competitive value. In March of this year, UTStarcom announced key components of that strategy, which include QUALCOMM licensing for CDMA and WCDMA subscriber and infrastructure equipment; the launch of UTStarcom’s MovingMedia product line, which provides a common IP core network for WCDMA, TDCDMA, and TD-SCDMA access to high-speed 3G wireless networks; a partnership with Panasonic to develop Radio Access Network (RAN), Base Transceiver Station (BTS), Radio Network Controller (RNC), and other related telecommunications products for end-to-end 3G solutions supporting WCDMA and TD-SCDMA access technologies; and a development partnership with IPWireless to develop end-to-end TDCDMA solutions for non-China markets.

About TELOS Technology, Inc.

TELOS Technology, Inc. is the leading supplier of next generation, packet-based wireless solutions for voice and data communication networks to the fast-growing rural and emerging wireless markets. TELOS has been a pioneer in developing and fielding affordable, innovative and scalable wireless systems based on a distributed, open architecture that supports industry standards. The company’s wireless systems have been commercially deployed in over 35 countries, delivering 2G, 2.5G and 3G services for CDMA2000, GSM and UMTS. TELOS Technology has global sales offices in the USA, Canada, Europe and Hong Kong.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support.  The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world.  UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

The foregoing statements regarding, without limitation, anticipated closing of the purchase of assets from TELOS Technology, Inc., the Company’s prospects in the global CDMA market, anticipated new product offerings, anticipated location of facilities, and the company’s ability to effectively integrate the acquired assets and employees into its existing business are forward-looking in nature and subject to the risks and uncertainties that may cause actual results to differ materially.  These factors include rapidly changing technology, the changing nature of telecommunications, cancellations of key partnerships and alliances,  the direction of future research and development efforts, evolving product and applications standards, general demand for and acceptance of the Company’s products, and other uncertainties. The Company also refers readers to the risk factors identified in its Annual Report on Form 10-K, Quarterly Reports on Form10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contact

Chesha Kamieniecki

Senior Manager of Investor Relations

(510) 749-1560

Press Contact

Stephanie Gallagher

Engage PR

(510) 748-8200, x213

stephanie@engagepr.com

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